EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163891 of Kimberly-Clark Corporation on Form S-8 of our report dated June 17, 2016 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the merger of the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan and an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965)), relating to the financial statements and financial statement schedule of Kimberly-Clark Corporation 401(k) and Profit Sharing Plan, appearing in this Annual Report on Form 11-K of the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 17, 2016